UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):

November 16, 2012

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd.

Richardson, Texas 75080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(972) 497-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 16, 2012, Lennox Industries Inc. and LPAC Corporation, both wholly-owned subsidiaries of Lennox International Inc. (the “Company”), entered into an amendment (“Amendment No. 1”) to the Amended and Restated Receivables Purchase Agreement, dated as of November 18, 2011 (the “Agreement”), with Victory Receivables Corporation and Market Street Funding LLC, as Purchasers, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Administrative Agent, a Liquidity Bank and the BTMU Purchaser Agent, and PNC Bank, National Association, as a Liquidity Bank and the PNC Purchaser Agent. The Agreement was filed as Exhibit 10.1 to the Company’s Form 8-K filed on November 25, 2011.

Pursuant to Amendment No. 1, the purchase limit under the Agreement was increased to $160,000,000, the term of the Agreement was extended to November 15, 2013 and the definitions of “Eligible Receivable” and “Required Reserve Factor Floor” were changed.

The foregoing summary of Amendment No. 1 does not purport to be complete and is subject to and qualified in its entirety by reference to the text of Amendment No. 1, which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment No. 1 to Amended and Restated Receivables Purchase Agreement, effective as of November 16, 2012, among LPAC Corporation, as the Seller, Lennox Industries Inc., as the Master Servicer, Victory Receivables Corporation and Market Street Funding LLC, as Purchasers, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Administrative Agent, a Liquidity Bank and the BTMU Purchaser Agent, and PNC Bank, National Association, as a Liquidity Bank and the PNC Purchaser Agent (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

By:	/s/ James Markey
Name:	James Markey
Title:	Assistant Secretary
Date:	November 20, 2012

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